                                                                    EXHIBIT 4.6





                          FOURTH SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 17, 2003

                                     BETWEEN

                           COMMONWEALTH EDISON COMPANY

                                       AND

                            WILMINGTON TRUST COMPANY

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS...........................................................................................2
     Section 1.1  Definition of Terms.............................................................................2
     Section 1.2  Interpretation..................................................................................6

ARTICLE II - GENERAL TERMS AND CONDITIONS OF......................................................................6
     Section 2.1  Designation and Principal Amount................................................................6
     Section 2.2  Maturity........................................................................................7
     Section 2.3  Form and Payment................................................................................7
     Section 2.4  Global Note.....................................................................................7
     Section 2.5  Interest........................................................................................8

ARTICLE III - REDEMPTION OF THE NOTES.............................................................................9
     Section 3.1  Special Event Redemption........................................................................9
     Section 3.2  Optional Redemption by Company..................................................................9
     Section 3.3  No Sinking Fund................................................................................10

ARTICLE IV - EXTENSION OF INTEREST PAYMENT PERIOD................................................................10
     Section 4.1  Extension of Interest Payment Period...........................................................10
     Section 4.2  Notice of Extension............................................................................10

ARTICLE V - EXPENSES.............................................................................................11
     Section 5.1  Payment of Expenses............................................................................11
     Section 5.2  Payment Upon Resignation or Removal............................................................11

ARTICLE VI - SUBORDINATION.......................................................................................12
     Section 6.1  Agreement to Subordinate.......................................................................12
     Section 6.2  Default on Senior Indebtedness.................................................................12
     Section 6.3  Liquidation; Dissolution; Bankruptcy...........................................................12
     Section 6.4  Subrogation....................................................................................14
     Section 6.5  Trustee to Effectuate Subordination............................................................15
     Section 6.6  Notice by the Company..........................................................................15
     Section 6.7  Rights of the Trustee; Holders of Senior Indebtedness..........................................15
     Section 6.8  Subordination May Not Be Impaired..............................................................16

ARTICLE VII - COVENANT TO LIST ON EXCHANGE.......................................................................16
     Section 7.1  Listing on Exchange............................................................................16

ARTICLE VIII - FORM OF NOTE......................................................................................17
     Section 8.1  Form of Note...................................................................................17

ARTICLE IX - ORIGINAL ISSUE OF NOTES.............................................................................24
     Section 9.1  Original Issue of Notes........................................................................24

ARTICLE X - MISCELLANEOUS........................................................................................25
     Section 10.1  Ratification of Indenture.....................................................................25

     Section 10.2  Trustee Not Responsible for Recitals..........................................................25
     Section 10.3  Governing Law.................................................................................25
     Section 10.4  Separability..................................................................................25
     Section 10.5  Counterparts..................................................................................25

         THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of March 17, 2003 (the "Fourth Supplemental Indenture"), is between Commonwealth Edison Company, an Illinois corporation (the "Company"), and Wilmington Trust Company, not in its individual capacity but solely as trustee (the "Trustee") under the Indenture dated as of September 1, 1995 between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of September 19, 1995 between the Company and the Trustee, the Second Supplemental Indenture dated as of January 24, 1997 between the Company and the Trustee and the Third Supplemental Indenture dated as of July 1, 1997 between the Company and the Trustee (the Indenture as so supplemented, the "Indenture").

                                  WITNESSETH:

         WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debt securities, to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture; and

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debt Securities to be known as its 6.35% Junior Subordinated Deferrable Interest Notes due March 15, 2033 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Fourth Supplemental Indenture; and

         WHEREAS, ComEd Financing III, a Delaware statutory trust (the "Trust"), has offered to the public $200,000,000 aggregate stated liquidation amount of its 6.35% trust preferred securities (the "Preferred Securities") and has offered to the Company $6,186,000 aggregate stated liquidation amount of its common securities (the "Common Securities"), such Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offerings in $206,186,000 aggregate principal amount of the Notes; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture, and all requirements necessary to make this Fourth Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Fourth Supplemental Indenture has been duly authorized in all respects.

         NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definition of Terms. Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this Fourth Supplemental Indenture,

         (b) a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout, and

         (c) the following terms have the meanings given to them in the
Declaration: (i) Clearing Agency; (ii) Delaware Trustee; (iii) Distributions;
(iv) Property Trustee; and (v) Administrative Trustees.

         In addition, the following terms have the following respective meanings:

         "Additional Interest" shall have the meaning set forth in Section
2.5(d).

         "Common Securities" shall have the meaning set forth in the recitals of this Fourth Supplemental Indenture.

         "Company" shall have the meaning set forth in the preamble of this Fourth Supplemental Indenture.

         "Comparable Treasury Issue" means with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after March 15, 2033, the two most closely corresponding United States Treasury securities will be used as the Comparable Treasury Issue, and the Treasury Rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

         "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and the lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

         "Compounded Interest" shall have the meaning set forth in Section 4.1.

         "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

         "Declaration" means the Amended and Restated Declaration of Trust of ComEd Financing III, a Delaware statutory trust, dated as of March 17, 2003.

         "Deferred Interest" shall have the meaning set forth in Section 4.1.

         "Depositary", with respect to the Notes, means The Depository Trust Company or such other successor Clearing Agency for the Preferred Securities.

         "Dissolution Event" means the liquidation of the Trust by the Administrative Trustees in accordance with the Declaration and the distribution of the Notes held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

         "Extension Period" shall have the meaning set forth in Section 4.1.

         "Indenture" shall have the meaning set forth in the preamble of this Fourth Supplemental Indenture.

         "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

         "Investment Company" means an investment company as defined in the Investment Company Act.

         "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         "Investment Company Event" means that the Company and the Trust shall have received an opinion of counsel experienced in practice under the Investment Company Act to the effect that, as a result of the occurrence of an amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision thereof or therein or any other governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an Investment Company which is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of the prospectus supplement relating to the issuance of the Preferred Securities.

         "Maturity Date" means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

         "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4(b).

         "Notes" shall have the meaning set forth in the recitals of this Fourth Supplemental Indenture.

         "Optional Redemption Price" means, with respect to any redemption of the Notes pursuant to Section 3.2, an amount in cash equal to the greater of (i) 100% of the principal amount of the Notes being redeemed or (ii) as determined by the Quotation Agent, the sum of the present values of scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.30%, in each case, plus accrued and unpaid interest (including Deferred Interest, if any) on the Notes being redeemed to the date of redemption.

         "Preferred Securities" shall have the meaning set forth in the recitals of this Fourth Supplemental Indenture.

         "Preferred Security Certificate" means a certificate representing a Preferred Security substantially in the form of Exhibit C to the Declaration.

         "Quotation Agent" means Salomon Smith Barney Inc. and its successors; provided, however, that if the foregoing is no longer a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer") the Company will substitute another Primary Treasury Dealer in its place.

         "Reference Treasury Dealer" means the Quotation Agent and any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

         "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.

         "Remaining Life" means the period of time from the date of redemption to March 15, 2033.

         "Senior Indebtedness" means (i) any payment in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company including, without limitation, indebtedness evidenced by securities issued pursuant to the provisions of the Mortgage dated July 1, 1923, as supplemented by Supplemental Indenture dated August 1, 1944 and subsequent supplemental indentures, between the Company, as mortgagor, and BNY Midwest Trust Company and D.G. Donovan, as trustees; the Indenture dated as of September 1, 1987, as supplemented and amended, between the Company and Citibank, N.A., as trustee; the Indentures dated April 1, 1949, October 1, 1949, October 1, 1950, October 1, 1954, January 1, 1958, January 1, 1959 and December 1, 1961, between the Company and Amalgamated Bank, as successor trustee to The First National Bank of Chicago; and the Indenture dated February 15, 1973, as supplemented, between the Company and Amalgamated Bank, as successor trustee to The First National Bank of Chicago; (ii) all capital lease obligations of the Company;
(iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through
(iv) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Notes, as the case may be, including all other debt securities and guarantees in respect of those debt securities, issued to any other trusts, partnerships or any other entity affiliated with the Company which is a financing vehicle of the Company ("Financing Entity") in connection with an issuance of preferred securities by such Financing Entity or other securities which rank pari passu with, or junior to, the Preferred Securities, and (2) any indebtedness between or among the Company and its Affiliates.

         "Special Event" means an Investment Company Event or Tax Event.

         "Special Event Redemption Price" means, with respect to any redemption of the Notes pursuant to Section 3.1, an amount in cash equal to the greater of
(i) 100% of the principal amount of the Notes or (ii) as determined by the Quotation Agent, the sum of the present values of scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.50%, in each case, plus accrued and unpaid interest (including Deferred Interest, if any) on the Notes to the date of redemption.

         "Tax Event" means that the Company and the Trust shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any interpretation or application of, or pronouncement with respect to, such laws or regulations by any legislative body, court, governmental or administrative agency or body, or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination), which amendment or change is effective, or which interpretation, application or pronouncement is issued or announced, on or after the date of the prospectus supplement relating to the issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to income or gain received, accrued or realized on or with respect to the Notes, (ii) interest payable to the Trust by the Company on the Notes is not, or will not be, deductible by the Company (or by a member of the Company's "affiliated group," within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended, that files a consolidated federal income tax return with the Company), in whole or in part, for United States federal income tax purposes, or (iii) the Trust is or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life will be determined and the Treasury Rate will be interpolated or extrapolated from these yields on a straight-line basis, rounding to the nearest month), or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

         "Trust" shall have the meaning set forth in the recitals of this Fourth Supplemental Indenture.

         "Trust Securities" means the Preferred Securities and the Common Securities, collectively.

         "Trustee" shall have the meaning set forth in the preamble of this Fourth Supplemental Indenture.

         "Underwriting Agreement" means the Underwriting Agreement, dated as of March, 10, 2003, among the Company, the Trust and the Underwriters named therein.

         Section 1.2 Interpretation. Each definition in this Fourth
Supplemental Indenture includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time. References to any statute mean such statute as amended at the time and include any successor legislation. The word "or" is not exclusive, and the words "herein," "hereof" and "hereunder" refer to this Fourth Supplemental Indenture as a whole. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Fourth Supplemental Indenture. References to Articles and Sections mean the Articles and Sections of this Fourth Supplemental Indenture.

                                   ARTICLE II

                         GENERAL TERMS AND CONDITIONS OF
                                   THE NOTES

         Section 2.1 Designation and Principal Amount. There is hereby authorized a series of Debt Securities designated the "6.35% Junior Subordinated Deferrable Interest Notes due March 15, 2033," limited in aggregate principal amount to $206,186,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Notes pursuant to Section 2.04 of the Indenture.

         Section 2.2 Maturity. The Maturity Date will be March, 15, 2033.

         Section 2.3 Form and Payment. Except as provided in Section 2.4, the Notes shall be issued in fully registered certificated form without interest coupons. Principal, premium, if any, and interest (including Compounded Interest and Additional Interest, if any) on the Notes issued in certificated form will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Trustee in Wilmington, Delaware, provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register, except in the case of Notes represented by a Global Security. Notwithstanding the foregoing, so long as the registered holder of any Notes is the Property Trustee, the payment of the principal of, premium, if any, and interest (including Compounded Interest and Additional Interest, if any) on such Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

         Section 2.4 Global Note. In connection with a Dissolution Event:

         (a) the Notes in certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global Security in an aggregate principal amount equal to the aggregate principal amount of the Notes so presented, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company, upon any such presentation, shall execute a Global Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Fourth Supplemental Indenture. Payments on the Notes issued as a Global Security will be made to the Depositary; and

         (b) if any Preferred Securities are held in non book-entry certificated form, the Notes in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate stated liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Note, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this

     Fourth Supplemental Indenture. On issue of such Notes, Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

         Section 2.5 Interest. (a) Each Note will bear interest at the rate of 6.35% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semiannually, payable (subject to the provisions of Article IV) semiannually in arrears on March 15 and September 15, of each year (each, an "Interest Payment Date"), commencing on September 15, 2003, to the Person in whose name such Note or any predecessor Note is registered, at the close of business on the regular record date for such interest installment, which, while the Notes are represented by a Global Security, shall be the close of business on the Business Day next preceding that Interest Payment Date. If the Notes are not represented by a Global Security, the regular record date for the Notes shall conform to the rules of any securities exchange on which the Notes are listed and, if none, shall be selected by the Company, which dates shall be at least one Business Day but not more than 60 Business Days before the relevant Interest Payment Date.

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The amount of interest payable for any period shorter than a full month for which interest is computed, will be computed on the basis of the actual number of days elapsed in such month.

         (c) The Company may, at its option and in accordance with Section 4.03 of the Indenture, appoint a paying agent for the Notes. If a paying agent has been appointed by the Company, the paying agent, unless the Company shall otherwise determine and so notify the paying agent, shall calculate the amount of interest payable on the Notes on each Interest Payment Date. All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Notes, by the paying agent, will (in the absence of willful default, bad faith or manifest error) be binding on the Trust, the Company, the Trustee and all holders of the Notes, and no liability will (in the absence of willful default, bad faith or manifest error) attach to the paying agent in connection with the exercise or non-exercise by any of them of their powers, duties and discretion.

         (d) If a Tax Event has occurred and is continuing at any time while the Property Trustee is the holder of any Notes, and the Trust or the Property Trustee is required to pay any taxes, duties, assessments or other governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Notes held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed as a result of such Tax Event.

                                  ARTICLE III

                             REDEMPTION OF THE NOTES

         Section 3.1 Special Event Redemption. If a Special Event has occurred and is continuing then, notwithstanding Section 3.2(a), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the registered holders of the Notes to redeem the Notes, in whole, but not in part, for cash within 90 days following the occurrence of such Special Event at the Special Event Redemption Price. The Company may, at its option, in lieu of redemption, pursue any opportunity to eliminate a Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other measure that has no adverse effect on the Company, the Trust or the holders of the Trust Securities issued by the Trust. The Special Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 11:00 a.m. on the date such Special Event Redemption Price is to be paid.

         Section 3.2 Optional Redemption by Company. (a) Subject to the provisions of Article III of the Indenture and to Section 3.2(b), the Company shall have the right to redeem the Notes, in whole or in part, from time to time, at any time, at the Optional Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the registered holder of the Notes, at the Optional Redemption Price. If the Notes are only partially redeemed pursuant to this Section 3.2, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Notes are registered as a Global Security, the Depositary shall determine, in accordance with its procedures, the principal amount of such Notes beneficially held by each holder of a Note to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 11:00 a.m. on the date such Optional Redemption Price is to be paid.

         (b) If a partial redemption of the Notes would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Notes in whole.

         Section 3.3 No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

         Section 4.1 Extension of Interest Payment Period. So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Notes, to extend the interest payment period of all, but not part, of such Notes for up to ten (10) consecutive semiannual periods (an "Extension Period"), during which Extension Period no interest shall be due and payable; provided, that no Extension Period shall extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest compounded semiannually at the Coupon Rate for each semiannual period of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Notes, including any Compounded Interest and Additional Interest (together, "Deferred Interest") which shall be payable to the holders of the Notes in whose names the Notes are registered in the Security Register on the record date immediately preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed ten (10) consecutive semiannual periods or extend beyond the Maturity Date of the Notes. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during any Extension Period. Compounded Interest and Additional Interest shall each be treated as interest for all purposes under the Indenture and this Fourth Supplemental Indenture.

         Section 4.2 Notice of Extension. (a) If the Property Trustee is the only registered holder of the Notes at the time the Company commences an Extension Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its commencement of such Extension Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record or payment date for such Distributions to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

         (b) If the Property Trustee is not the only holder of the Notes at the time the Company selects an Extension Period, the Company shall give the holders of the Notes and the Trustee written notice of its commencement of such Extension Period at least ten (10) Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the

New York Stock Exchange or other applicable self-regulatory organization or to holders of the Notes.

         (c) The semiannual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the ten
(10) semiannual periods permitted in the maximum Extension Period permitted under Section 4.1.

                                   ARTICLE V

                                    EXPENSES

         Section 5.1 Payment of Expenses. In connection with the offering, sale and issuance of the Notes to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Notes, shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.06 of the Indenture;

         (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

         (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration; and

         (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

         Section 5.2 Payment Upon Resignation or Removal. Upon termination of this Fourth Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, the Company shall pay to the Trustee all amounts accrued under Section 7.06 of the Indenture to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 8.10 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued under Section 8.06 of the Declaration to the date of such termination, removal or resignation.



                                   ARTICLE VI

                                  SUBORDINATION

         Section 6.1 Agreement to Subordinate. The Company covenants and agrees, and each holder of Notes issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article VI; and each holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment by the Company of the principal of, premium, if any, and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Fourth Supplemental Indenture or thereafter incurred.

         No provision of this Article VI shall prevent the occurrence of any default or Event of Default hereunder.

         Section 6.2 Default on Senior Indebtedness. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Notes.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder when such payment is prohibited by the preceding paragraph of this Section 6.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

         Section 6.3 Liquidation; Dissolution; Bankruptcy. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Notes; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee would be entitled to receive from the Company, except for the provisions of this Article VI, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of Notes or to the Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Notes before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

         For purposes of this Article VI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VI with respect to the Notes to the payment of all Senior Indebtedness of the Company that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article X of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 6.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article X of the Indenture. Nothing in Section 6.2 or in this Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 of the Indenture.

         Section 6.4 Subrogation. Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders for such Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article VI, and no payment over pursuant to the provisions of this Article VI, to or for the benefit of the holders of such Senior Indebtedness by holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Notes be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article VI are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of such Senior Indebtedness on the other hand.

         Nothing contained in this Article VI or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Notes, the obligation of the Company which is absolute and unconditional, to pay to the holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company, other than the holders of Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article VI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article VI, the Trustee, subject to the provisions of Section 7.01 of the Indenture, and the holders of the Notes, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

         Section 6.5 Trustee to Effectuate Subordination. Each holder of a Note by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VI and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

         Section 6.6 Notice by the Company. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article VI. Notwithstanding the provisions of this Article VI or any other provision of the Indenture and this Fourth Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article VI unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Principal Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         The Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 6.7 Rights of the Trustee; Holders of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior

Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 7.01 of the Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders of Notes, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this
Article VI or otherwise.

         Section 6.8 Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the holders of the Notes to the holders of such Senior Indebtedness, do any one or more the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                  ARTICLE VII

                          COVENANT TO LIST ON EXCHANGE

         Section 7.1 Listing on Exchange. If the Notes are to be issued as a Global Security in connection with the distribution of the Notes to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use its commercially reasonable best efforts to list such Notes on any securities exchange on which the Preferred Securities are then listed.

                                  ARTICLE VIII

                                  FORM OF NOTE

         Section 8.1 Form of Note. The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                             (FORM OF FACE OF NOTE)

         [IF THE NOTE IS TO BE A GLOBAL SECURITY, INSERT: This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Note is exchangeable for Notes registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

         Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                                        $
   --------------------                                     -------------------

                                                      CUSIP No.
                                                               ----------------


                           COMMONWEALTH EDISON COMPANY

               6.35% JUNIOR SUBORDINATED DEFERRABLE INTEREST NOTES

                               DUE MARCH 15, 2033

         COMMONWEALTH EDISON COMPANY, an Illinois corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______ or registered assigns, the principal sum of ____________ Dollars ($___________) on March 15, 2033, and to pay interest on said principal sum from March 17, 2003 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semiannually (subject to deferral as set forth herein) in arrears on March 15 and September 15 of each year, commencing September 15, 2003, at the rate of 6.35% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest compounded semiannually at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which, while the Notes are represented by a Global Security, shall be the close of business on the Business Day next preceding that Interest Payment Date. If the Notes are not represented by a Global Security, the regular record date for the Notes shall conform to the rules of any securities exchange on which the Notes are listed and, if none, shall be selected by the Company, which dates shall be at least one Business Day but not more than 60 Business Days before the relevant Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Notes not less than ten (10) days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest (including Compounded Interest and Additional Interest, if any) on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in Wilmington, Delaware, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of this Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.



Dated:
     -------------------------                   COMMONWEALTH EDISON COMPANY

                                                 By:
                                                   -----------------------------
                                                   [Title]

Attest:


By:
  ----------------------------
  [Title]


                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series of Notes described in the within-mentioned Indenture.



                                                 WILMINGTON TRUST COMPANY,
                                                 Not in its individual capacity
                                                 but solely as Trustee

                                                 By:
                                                   -----------------------------
                                                        Authorized Signatory

                            (FORM OF REVERSE OF NOTE)

         This Note is one of a duly authorized series of Debt Securities of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 1, 1995, duly executed and delivered between the Company and Wilmington Trust Company, not in its individual capacity but solely as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of September 19, 1995 between the Company and the Trustee, the Second Supplemental Indenture, dated as of January 24, 1997 between the Company and the Trustee, the Third Supplemental Indenture, dated as of July 1, 1997 between the Company and the Trustee, and by the Fourth Supplemental Indenture dated as of March 17, 2003 between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Debt Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Notes is limited in aggregate principal amount as specified in said Fourth Supplemental Indenture.

         Upon the occurrence and continuation of a Special Event (which means a Tax Event or an Investment Company Event, each of which are defined below), the Company shall have the right upon not less than 30 days nor more than 60 days notice to redeem the Notes in whole, but not in part, for cash at the Special Event Redemption Price within 90 days following the occurrence of such Special Event. The Special Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. "Special Event Redemption Price" means an amount in cash equal to the greater of (1) 100% of the principal amount of the Notes or (2) as determined by the Quotation Agent, the sum of the present values of scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.50%, in each case, plus accrued and unpaid interest (including Deferred Interest, if any) on the Notes to the date of redemption.

         In addition, the Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part, at any time, at the Optional Redemption Price (an "Optional Redemption"). "Optional Redemption Price" means an amount in cash equal to the greater of (1) 100% of the principal amount of the Notes being redeemed or (2) as determined by the Quotation Agent, the sum of the present values of scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.30%, in each case, plus accrued and unpaid interest (including Deferred Interest, if any) on the Notes being redeemed to the date of redemption. Any Optional Redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice, at the Optional Redemption Price. If the Notes are only partially redeemed by the Company pursuant to an Optional Redemption, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Notes are registered as a Global Security, the Depositary shall determine the principal amount of such Notes beneficially held by each holder of a Note to be redeemed.

         "Investment Company Event" means that the Company and the Trust shall have received an opinion of counsel experienced in practice under the Investment Company Act to the effect that, as a result of the occurrence of an amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision thereof or therein or any other governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an Investment Company which is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of the prospectus supplement relating to the issuance of the Preferred Securities.

         "Tax Event" means that the Company and the Trust shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any interpretation or application of, or pronouncement with respect to, such laws or regulations by any legislative body, court, governmental or administrative agency or body, or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination), which amendment or change is effective, or which interpretation, application or pronouncement is issued or announced, on or after the date of the prospectus supplement relating to the issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to income or gain received, accrued or realized on or with respect to the Notes, (ii) interest payable to the Trust by the Company on the Notes is not, or will not be, deductible by the Company (or by a member of the Company's "affiliated group," within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended, that files a consolidated federal income tax return with the Company), in whole or in part, for United States federal income tax purposes, or (iii) the Trust is or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of such Debt Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of this Note, or reduce the principal amount hereof, or reduce the rate or extend the time of payment of interest hereon, or reduce any premium payable upon the redemption hereof, without the consent of the holder hereof or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debt Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debt Securities of any series at the time outstanding affected thereby, on behalf of all of the holders of the Debt Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series. Any such consent or waiver by the registered holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any
Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

         So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of the Notes, from time to time, to extend the interest payment period of such Notes for up to ten (10) consecutive semiannual periods (an "Extension Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Notes to the extent that payment of such interest is enforceable under applicable law). In the event that the Company exercises this right at any time when any Notes are held by the Trust or the Property Trustee, then the Company shall not (i) declare or pay any dividend, or make any distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Notes and (iii) make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Before the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such further extensions thereof shall not exceed ten
(10) consecutive semiannual periods or extend beyond the Maturity Date of the Notes. At the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any additional interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

         As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in Wilmington, Delaware accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         [The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.] [This Global Security is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Notes of this series [so issued] are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                                   ARTICLE IX

                             ORIGINAL ISSUE OF NOTES

         Section 9.1 Original Issue of Notes. Notes in the aggregate principal amount of $206,186,000 may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its President or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 Ratification of Indenture. The Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         Section 10.2 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

         Section 10.3 Governing Law. This Fourth Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and shall be construed in accordance with the laws of said State without regard to the conflict of law provisions thereof.

         Section 10.4 Separability. In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Notes, but this Fourth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 10.5 Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.


                                                 COMMONWEALTH EDISON COMPANY


                                                 By: /s/ J. Barry Mitchell
                                                   -----------------------------
                                                 Vice President and Treasurer


[Corporate Seal]

Attest:  /s/ Scott N. Peters
         ---------------------
         Assistant Secretary


                                                 WILMINGTON TRUST COMPANY,
                                                 Not in Its Individual Capacity
                                                 But Solely as Trustee


                                                 By: Mary C. St. Amand
                                                   -----------------------------
                                                   Title:
                                                   Assistant Vice President


[Corporate Seal]

Attest:  /s/ W. T. Mann
         ---------------------

   STATE OF ILLINOIS)
   COUNTY OF COOK) ss:


         On the 13th day of March, 2003, before me personally came J. Barry Mitchell, to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Treasurer of COMMONWEALTH EDISON COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                 Mary L. Kwilos
                                 --------------
                                  NOTARY PUBLIC


                                October 26, 2005
                                ----------------
                               Commission expires

[seal]



STATE OF DELAWARE)
COUNTY OF NEW CASTLE) ss:


         On the 13th day of March, 2003, before me personally came Mary C. St. Amand, to me known, who, being by me duly sworn, did depose and say that she is an Assistant Vice President of WILMINGTON TRUST COMPANY, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.


                              /s/ Dianne M. Bruton
                              --------------------
                                 NOTARY PUBLIC


                                November 27, 2003
                              --------------------
                               Commission expires


[seal]